EXHIBIT 99


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SEQUENT COMPUTER SYSTEMS, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)
---------------------------------------------------------------------------------------------------------

                                          Three Months Ended                     Nine Months Ended
                                  Sept. 30, 1995      Oct. 1, 1994       Sept. 30, 1995      Oct. 1, 1994
                                  --------------      ------------       --------------      ------------
Revenue:
   Product revenue                    $  96,970          $  93,235           $ 283,499          $ 247,248
   Service revenue                       36,245             28,012             105,022             76,667
                                      ---------          ---------           ---------          ---------
     Total revenue                      133,215            121,247             388,521            323,915

Costs and expenses:
   Cost of products sold                 45,286             47,477             132,716            122,210
   Cost of service revenue               28,364             19,449              78,469             53,788
   Research and development              10,220              9,383              29,965             25,686
   Selling, general
     and administrative                  38,653             34,235             111,943             97,532
                                      ---------          ---------           ---------          ---------
     Total costs and expenses           122,523            110,544             353,093            299,216

Operating income                         10,692             10,703              35,428             24,699
Interest and other, net                    (287)              (284)               (843)              (541)
                                      ---------          ---------           ---------          ---------
Income before provision
   for income taxes                      10,405             10,419              34,585             24,158
Provision for income taxes                2,964              1,545              10,181              3,409
                                      ---------          ---------           ---------          ---------
Net income                            $   7,441          $   8,874           $  24,404          $  20,749
                                      =========          =========           =========          =========
Net income per share                  $    0.22          $    0.28           $    0.73          $    0.65
                                      =========          =========           =========          =========
Weighted average number of
   common and common equivalent
   shares outstanding                    34,515             32,172              33,555             31,723
                                      =========          =========           =========          =========
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SEQUENT COMPUTER SYSTEMS, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)
----------------------------------------------------------------------------------------

                                                   Sept. 30, 1995           Dec 31, 1994
                                                   --------------           ------------
ASSETS
Current assets:
   Cash and cash equivalents                           $  64,133               $  46,291
   Restricted deposits                                    35,473                  59,437
   Receivables, net                                      157,097                 133,571
   Inventories                                            59,439                  48,698
   Prepaid royalties and other                            18,596                  12,812
                                                       ---------               ---------
     Total current assets                                334,738                 300,809

Property and equipment, net                               99,536                  94,214
Capitalized software costs, net                           43,203                  38,555
Intangible assets and other, net                           2,160                   2,399
                                                       ---------               ---------
     Total assets                                      $ 479,637               $ 435,977
                                                       =========               =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Notes payable                                       $  35,473               $  59,437
   Accounts payable and other                             61,910                  46,744
   Accrued payroll                                        11,414                  11,794
   Unearned revenue                                       16,285                   9,716
   Income taxes payable                                    6,292                   3,850
   Current obligations
     under capital leases and debt                         1,331                     800
                                                       ---------               ---------
     Total current liabilities                           132,705                 132,341

Other accrued expenses                                     1,496                   2,100
Long-term obligations
   Under capital leases and debt                           9,102                  10,341
                                                       ---------               ---------
     Total liabilities                                   143,303                 144,782
                                                       ---------               ---------
Shareholders' equity:
   Preferred stock, $.01 par,
     none outstanding                                         --                      --
   Common stock, $.01 par,
     32,916 and 31,360 shares outstanding                    329                     314
   Paid-in capital                                       297,096                 278,145
   Retained earnings                                      42,276                  17,872
   Foreign currency translation adjustment                (3,367)                 (5,136)
                                                       ---------               ---------
     Total shareholders' equity                          336,334                 291,195
                                                       ---------               ---------
     Total liabilities and
        shareholders' equity                           $ 479,637               $ 435,977
                                                       =========               =========
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